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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated February 15, 2001, relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Amendment No. 4 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 4 to the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Hartford, Connecticut
June 11, 2001